EXHIBIT 5.1

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December 1, 2005

Mittal Steel Company N.V.
15th Floor, Hofplein 20
3022 AC Rotterdam
The Netherlands

Mittal Steel Company N.V.

Ladies and Gentlemen:

        We have acted as United States counsel to Mittal Steel Company N.V., a Dutch limited liability company (the "Company"), in connection with the Registration Statement on Form F-3 (Registration No. 333-128742) (the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the offering from time to time, as set forth in the prospectus (the "Prospectus") contained in the Registration Statement and as to be set forth in one or more supplements to the Prospectus (each such supplement, a "Prospectus Supplement"), of the Company's (i) debt securities (the "Debt Securities"), (ii) class A common shares (the "Common Shares"), (iii) warrants to purchase Debt Securities (the "Debt Warrants"), (iv) warrants to purchase class A Common Shares (the "Common Share Warrants") and (v) units (the "Units"), with an aggregate offering price set forth in the Registration Statement. The Debt Warrants and Common Share Warrants are collectively referred to as the "Warrants" and the Warrants, together with the Debt Securities, the Common Shares and the Units are collectively referred to as the "Securities".

        The Debt Securities will be issued in one or more series and may be either senior debt securities (the "Senior Securities") issued pursuant to an Indenture to be entered into (the "Senior Indenture") between the Company and a trustee to be identified therein (the "Senior Trustee"), or subordinated debt securities (the "Subordinated Securities") issued pursuant to an Indenture to be entered into (the "Subordinated Indenture" and, together with the Senior Indenture, the "Indentures") between the Company and a trustee to be identified therein (the Subordinated Trustee"). The Debt Warrants will be issued under one or more debt warrant agreements (each, a "Debt Warrant Agreement") and the Common Share Warrants will be issued under one or more common share warrant agreements (each, a "Common Share Warrant Agreement" and, together with the Debt Warrant Agreements, the "Warrant Agreements") each to be between the Company and a bank or trust company to be identified therein as warrant agent (each, a "Warrant Agent"). The Units will be issued under one or more unit agreements (each, a "Unit Agreement").

        In that connection, we have reviewed originals or copies of the following documents:

  (a)
  The Senior Indenture.

  (b)
  The Subordinated Indenture.

The documents described in the foregoing clauses (a) and (b), together with Senior Securities, the Subordinated Securities, the Units, the Warrants, the Unit Agreement and the Warrant Agreement, are collectively referred to herein as the "Opinion Documents".

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        We have also reviewed the following:

  (a)
  The Registration Statement.

  (b)
  The Prospectus.

  (c)
  Originals or copies of such other records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

        In our review of the Opinion Documents and other documents, we have assumed:

  (a)
  The genuineness of all signatures.

  (b)
  The authenticity of the originals of the documents submitted to us.

  (c)
  The conformity to authentic originals of any documents submitted to us as copies.

  (d)
  As to matters of fact, the truthfulness of the representations made in the Opinion Documents and in certificates of public officials and officers of the Company.

  (e)
  That each of the Opinion Documents is and will be the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms.

  (f)
  That:

  (1)
  The Company is and will be an entity duly organized and validly existing under the laws of The Netherlands.

  (2)
  The Company has and will have power and authority (corporate or otherwise) to execute, deliver and perform the Opinion Documents to which it is a party.

  (3)
  The execution, delivery and performance by the Company of the Opinion Documents to which it is a party have been or will be duly authorized by all necessary action (corporate or otherwise) and do not:

  (A)
  contravene its certificate or articles of incorporation, by-laws or other organizational documents;

  (B)
  except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to it; or

  (C)
  result in any conflict with or breach of any agreement or document binding on it.

  (4)
  Except with respect to Generally Applicable Law, no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or (to the extent the same is required under any agreement or document binding on it) any other third party is required for the due execution, delivery or performance by the Company of any Opinion Document to which it is a party or, if any such authorization, approval, action, notice or filing is required, it has been or will be duly obtained, taken, given or made and is or will be in full force and effect.

We have not independently established the validity of the foregoing assumptions.

        "Generally Applicable Law" means the federal law of the United States of America, and the law of the State of New York (including the rules or regulations promulgated thereunder or pursuant to), that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Opinion Documents or the transactions governed by the Opinion Documents. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term "Generally Applicable Law" does not include any law, rule or regulation that is applicable to the Company, the Opinion Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Opinion Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.

        Based on the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

          1.     The Senior Indenture, when duly executed and delivered by the Company, will be the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          2.     The Senior Securities (including Senior Securities issuable upon conversion of or exchange for any security or upon exercise of any Debt Warrant), when the final terms of the applicable Senior Securities have been duly established and approved, and when the applicable Senior Securities have been duly executed, issued and delivered by the Company, authenticated by the Senior Trustee in accordance with the Senior Indenture and paid for by the purchaser thereof, will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Senior Indenture.

          3.     The Subordinated Indenture, when duly executed and delivered by the Company, will be the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

          4.     The Subordinated Securities (including Senior Securities issuable upon conversion of or exchange for any security or upon exercise of any Debt Warrant), when the final terms of the applicable Subordinated Securities have been duly established and approved, and when the applicable Subordinated Securities have been duly executed, issued and delivered by the Company, authenticated by the Subordinated Trustee in accordance with the Subordinated Indenture and paid for by the purchaser thereof, will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Subordinated Indenture.

          5.     The Warrants, when the applicable Warrant Agreement has been duly authorized, executed and delivered, when the final terms of the applicable Warrants have been duly established and authorized, and when the certificates representing such Warrants have been duly executed and delivered by the Company, countersigned by the applicable Warrant Agent in accordance with the applicable Warrant Agreement and paid for by the purchasers thereof, will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Warrant Agreement.

          6.     The Units, when the applicable Unit Agreement has been duly authorized, executed and delivered by the Company, when the final terms of the applicable Units have been duly established, and when the Units have been duly executed and delivered by the Company and paid for by the purchasers thereof, will be the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Unit Agreement.

        Our opinions expressed above are subject to the following qualifications:

  (a)
  Our opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally (including without limitation all laws relating to fraudulent transfers) and possible judicial action giving effect to governmental actions or foreign laws affecting creditors' rights.

  (b)
  Our opinions are subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforcement is considered in a proceeding in equity or at law).

  (c)
  The enforcement of any rights to indemnity and contribution in any of the Opinion Documents may be limited by federal and state securities laws and principles of public policy.

  (d)
  We express no opinion in paragraphs 1 and 3 above with respect to the enforceability of any indemnity against any loss in converting into a specified currency the proceeds or amount of a court judgment in another currency.

  (e)
  We express no opinion in paragraphs 1 and 3 above with respect to the Indentures to the extent that such Indentures (i) contain a waiver of any objection based on inappropriate venue or forum non conveniens in any federal court of the United States or (ii) imply that a federal court of the United States has subject matter jurisdiction.

  (f)
  Our opinions are limited to Generally Applicable Law and we do not express any opinion herein concerning any other law.

        This opinion letter is rendered to you in connection with the filing of the Registration Statement with the Securities and Exchange Commission. This opinion letter may not be relied upon by you for any other purpose without our prior written consent.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name where it appears in the Registration Statement. In giving this consent, we do not thereby concede that we come within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

        This opinion letter speaks only as the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.

                      Very truly yours,

                      /s/ SHEARMAN & STERLING LLP

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